BlackRock Strategic Global Bond Fund, Inc.
                  ------------------------------------------
                                 (the "Fund")

77D(g)

On July 29, 2015, the Board of Directors (the "Board") of the Fund approved certain changes to the Fund. In particular, the Board approved a change in the name of the Fund to BlackRock Strategic Global Bond Fund, Inc., the adoption of an 80% investment policy as a result of the Fund's name change, and a change to the Fund's investment strategies. BlackRock Advisors, LLC ("BlackRock"), the Fund's investment manager, also agreed to, and the Board approved, a reduction in the existing contractual expense caps for Investor A, Investor C and Institutional Shares, and the adoption of a contractual expense cap for Investor C1 Shares. In addition, Fund management determined to add portfolio managers to the Fund's portfolio management team and change the benchmark index, as well as add a new custom blended performance benchmark. All of these changes became effective on September 1, 2015.

EFFECTIVE ON SEPTEMBER 1, 2015, THE FOLLOWING CHANGES WERE MADE TO THE FUND'S
-----------------------------------------------------------------------------
SUMMARY PROSPECTUSES AND PROSPECTUSES.
-------------------------------------

CHANGE IN THE FUND'S NAME

The BlackRock World Income Fund is renamed the BlackRock Strategic Global Bond Fund. References to the "World Income Fund" are replaced with "Strategic Global Bond Fund."

ADOPTION OF 80% INVESTMENT POLICY

THE SECTION OF THE SUMMARY PROSPECTUSES ENTITLED "KEY FACTS ABOUT BLACKROCK WORLD INCOME FUND, INC.--PRINCIPAL INVESTMENT STRATEGIES OF THE FUND" AND THE SECTION OF THE PROSPECTUSES ENTITLED "FUND OVERVIEW--KEY FACTS ABOUT BLACKROCK WORLD INCOME FUND, INC.--PRINCIPAL INVESTMENT STRATEGIES OF THE FUND" ARE AMENDED TO ADD THE FOLLOWING SENTENCE AT THE END OF THE SECOND PARAGRAPH:

Under normal circumstances, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in bonds and related derivative instruments with similar economic characteristics.

THE SECTION OF THE PROSPECTUSES ENTITLED "DETAILS ABOUT THE FUNDS--HOW EACH FUND INVESTS--BLACKROCK WORLD INCOME FUND, INC.--PRINCIPAL INVESTMENT STRATEGIES" OR "DETAILS ABOUT THE FUND--HOW THE FUND INVESTS--PRINCIPAL INVESTMENT STRATEGIES," AS APPLICABLE, IS AMENDED TO ADD THE FOLLOWING TWO SENTENCES AT THE END OF THE SECOND PARAGRAPH:

Under normal circumstances, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in bonds and related derivative instruments with similar economic characteristics. The 80% policy is a non-fundamental policy of the Fund and may not be changed without 60 days' prior notice to shareholders.

CHANGE IN THE FUND'S INVESTMENT STRATEGIES

THE PARAGRAPH ENTITLED "EQUITY SECURITIES" UNDER THE SECTION OF THE PROSPECTUSES ENTITLED "DETAILS ABOUT THE FUNDS--HOW EACH FUND INVESTS--WORLD INCOME FUND OTHER STRATEGIES" OR "DETAILS ABOUT THE FUND--HOW THE FUND INVESTS--OTHER STRATEGIES," AS APPLICABLE, IS DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:

EQUITY SECURITIES--The Fund may invest up to 10% of the Fund's assets in equity securities, including common stock, preferred stock and convertible securities.

CHANGE IN THE FUND'S PERFORMANCE BENCHMARKS

ALL REFERENCES TO THE "J.P. MORGAN GLOBAL GOVERNMENT BOND BROAD INDEX" IN THE SECTION OF THE SUMMARY PROSPECTUSES ENTITLED "KEY FACTS ABOUT BLACKROCK WORLD INCOME FUND, INC.--PRINCIPAL INVESTMENT STRATEGIES OF THE FUND" AND THE SECTIONS OF THE PROSPECTUSES ENTITLED "FUND OVERVIEW--KEY FACTS ABOUT BLACKROCK WORLD INCOME FUND, INC.--PRINCIPAL INVESTMENT STRATEGIES OF THE FUND" AND "DETAILS ABOUT THE

FUNDS--HOW EACH FUND INVESTS--BLACKROCK WORLD INCOME FUND, INC." OR "DETAILS ABOUT THE FUND--HOW THE FUND INVESTS" ARE REPLACED WITH THE "BARCLAYS GLOBAL AGGREGATE BOND INDEX."

THE FOLLOWING IS ADDED TO THE SECTION OF THE PROSPECTUSES ENTITLED "GLOSSARY":

   BARCLAYS GLOBAL AGGREGATE BOND INDEX--an unmanaged index that is a measure of global investment grade debt from twenty-four different local currency markets. This multi-currency benchmark includes fixed-rate treasury, government-related, corporate and securitized bonds from both developed and emerging markets issuers.

THE SECTION OF THE SUMMARY PROSPECTUSES ENTITLED "KEY FACTS ABOUT BLACKROCK WORLD INCOME FUND, INC.--PERFORMANCE INFORMATION" AND THE SECTION OF THE PROSPECTUSES ENTITLED "FUND OVERVIEW--KEY FACTS ABOUT BLACKROCK WORLD INCOME FUND, INC.--PERFORMANCE INFORMATION" ARE AMENDED TO REFLECT THE REPLACEMENT OF THE J.P. MORGAN GLOBAL GOVERNMENT BOND BROAD INDEX WITH THE BARCLAYS GLOBAL AGGREGATE BOND INDEX AS THE FUND'S PERFORMANCE BENCHMARK AND THE ADDITION OF A CUSTOM PERFORMANCE BENCHMARK THAT CONSISTS OF 80% BARCLAYS GLOBAL AGGREGATE EX EM BOND INDEX AND 20% BARCLAYS EM EX KOREA BOND INDEX.

CHANGE IN THE FUND'S PORTFOLIO MANAGEMENT TEAM

THE SECTION OF THE SUMMARY PROSPECTUSES ENTITLED "KEY FACTS ABOUT BLACKROCK WORLD INCOME FUND, INC.--PORTFOLIO MANAGERS" AND THE SECTION OF THE PROSPECTUSES ENTITLED "FUND OVERVIEW--KEY FACTS ABOUT BLACKROCK WORLD INCOME FUND, INC.--PORTFOLIO MANAGERS" ARE DELETED IN THEIR ENTIRETY AND REPLACED WITH THE FOLLOWING:

                       PORTFOLIO MANAGER
NAME                   OF THE FUND SINCE                 TITLE
---------------------  -----------------  ------------------------------------
Rick Rieder                  2015         Managing Director of BlackRock, Inc.
Scott Thiel                  2011         Managing Director of BlackRock, Inc.
Amer Bisat                   2015         Managing Director of BlackRock, Inc.
Martin Hegarty               2015         Managing Director of BlackRock, Inc.
Bob Miller                   2015         Managing Director of BlackRock, Inc.

THE SECTION OF THE PROSPECTUSES ENTITLED "DETAILS ABOUT THE FUNDS--HOW EACH FUND INVESTS--BLACKROCK WORLD INCOME FUND, INC.--ABOUT THE PORTFOLIO MANAGEMENT OF THE FUND" OR "DETAILS ABOUT THE FUND--HOW THE FUND INVESTS--ABOUT THE PORTFOLIO MANAGEMENT OF THE FUND," AS APPLICABLE, IS DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:

The Strategic Global Bond Fund is managed by a team of financial professionals. Rick Rieder, Scott Thiel, Amer Bisat, Martin Hegarty and Bob Miller are the portfolio managers and are jointly and primarily responsible for the day-to-day management of the Fund. Please see "Management of the Fund--Portfolio Manager Information" for additional information about the portfolio management team.

THE FOLLOWING REPLACES THE SECTION OF THE PROSPECTUS FOR INVESTOR AND INSTITUTIONAL SHARES ENTITLED "MANAGEMENT OF THE FUNDS--PORTFOLIO MANAGER INFORMATION--WORLD INCOME FUND" AND THE SECOND PARAGRAPH AND TABLE UNDER THE SECTION OF THE PROSPECTUS FOR INVESTOR C1 SHARES ENTITLED "MANAGEMENT OF THE FUND--PORTFOLIO MANAGER INFORMATION":

The Strategic Global Bond Fund is managed by a team of financial professionals. Rick Rieder, Scott Thiel, Amer Bisat, Martin Hegarty and Bob Miller are the portfolio managers and are jointly and primarily responsible for the day-to-day management of the Fund.

PORTFOLIO MANAGER        PRIMARY ROLE         SINCE  TITLE AND RECENT BIOGRAPHY
-----------------  -------------------------  -----  --------------------------
Rick Rieder        Responsible for the day    2015   Chief Investment Officer
                   to day management of the          of Fixed Income,
                   Fund's portfolio,                 Fundamental Portfolios of
                   including setting the             BlackRock Inc. and Head
                   Fund's overall investment         of its Global Credit
                   strategy and overseeing           Business and Credit
                                                     Strategies,

PORTFOLIO MANAGER        PRIMARY ROLE         SINCE  TITLE AND RECENT BIOGRAPHY
-----------------  -------------------------  -----  --------------------------
                   the management of the             Multi-Sector, and
                   Fund.                             Mortgage Groups since
                                                     2010; Managing Director
                                                     of BlackRock, Inc. since
                                                     2009; President and Chief
                                                     Executive Officer of R3
                                                     Capital Partners from
                                                     2008 to 2009; Managing
                                                     Director of Lehman
                                                     Brothers from 1994 to
                                                     2008.

Scott Thiel        Responsible for the day    2011   Managing Director of
                   to day management of the          BlackRock, Inc. since
                   Fund's portfolio,                 2002; Deputy CIO of Fixed
                   including setting the             Income, Fundamental
                   Fund's overall investment         Portfolios, and Head of
                   strategy and overseeing           European and Non-US Fixed
                   the management of the             Income since 2010;
                   Fund.                             Co-head of Non-US Fixed
                                                     Income Portfolio
                                                     Management team since
                                                     2008.

Amer Bisat         Responsible for the day    2015   Managing Director of
                   to day management of the          BlackRock, Inc. since
                   Fund's portfolio,                 2013; Partner at Traxis
                   including setting the             from 2007 to 2013;
                   Fund's overall investment         Partner at Rubicon from
                   strategy and overseeing           2004 to 2007; Portfolio
                   the management of the             Manager at UBS from 2002
                   Fund.                             to 2004; Portfolio
                                                     Manager at Morgan Stanley
                                                     Investment Management
                                                     from 1999 to 2002. Senior
                                                     economist at the IMF from
                                                     1991 to 1998.

Martin Hegarty     Responsible for the day    2015   Managing Director of
                   to day management of the          BlackRock, Inc. since
                   Fund's portfolio,                 2010; Co-head of
                   including setting the             BlackRock's Global
                   Fund's overall investment         Inflation-Linked
                   strategy and overseeing           Portfolios since 2010;
                   the management of the             Director of Bank of
                   Fund.                             America Merrill Lynch
                                                     from 2005 to 2009; Vice
                                                     President of Bank of
                                                     America Merrill Lynch
                                                     from 2003 to 2005.

Bob Miller         Responsible for the day    2015   Managing Director of
                   to day management of the          BlackRock, Inc. since
                   Fund's portfolio,                 2011; Co-Founder and
                   including setting the             Partner of Round Table
                   Fund's overall investment         Investment Management
                   strategy and overseeing           Company from 2007 to
                   the management of the             2009; Managing Director
                   Fund.                             of Bank of America from
                                                     1999 to 2007.

CONTRACTUAL EXPENSE CAPS

THE FOLLOWING REPLACES FOOTNOTE 4 TO THE FEE AND EXPENSE TABLE UNDER THE SECTION OF THE SUMMARY PROSPECTUS FOR INVESTOR AND INSTITUTIONAL SHARES ENTITLED "KEY FACTS ABOUT BLACKROCK WORLD INCOME FUND, INC.--FEES AND EXPENSES OF THE FUND" AND THE SECTION OF THE PROSPECTUS FOR INVESTOR AND INSTITUTIONAL SHARES ENTITLED "FUND OVERVIEW--KEY FACTS ABOUT BLACKROCK WORLD INCOME FUND, INC.--FEES AND EXPENSES OF THE FUND":

As described in the "Management of the Funds" section of the Fund's prospectus on page 47, BlackRock has contractually agreed to waive and/or reimburse fees or expenses to limit Total Annual Fund Operating Expenses After Fee Waivers and/or Expense Reimbursements (excluding Dividend Expense, Interest Expense, Acquired Fund Fees and Expenses, and certain other Fund expenses) to 0.95% (for Investor A Shares), 1.70% (for Investor C Shares), and 0.70% (for Institutional Shares) of average daily net assets until May 1, 2017. The contractual agreement may be terminated upon 90 days' notice by a majority of the non-interested trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund.

THE FOLLOWING IS ADDED AS A FOOTNOTE TO THE FEE AND EXPENSE TABLE UNDER THE SECTION OF THE SUMMARY PROSPECTUS FOR INVESTOR C1 SHARES ENTITLED "KEY FACTS ABOUT BLACKROCK WORLD INCOME FUND, INC.--FEES AND EXPENSES OF THE FUND" AND THE SECTION OF THE PROSPECTUS FOR INVESTOR C1 SHARES ENTITLED "FUND OVERVIEW--KEY FACTS ABOUT BLACKROCK WORLD INCOME FUND, INC.--FEES AND EXPENSES OF THE FUND":

As described in the "Management of the Fund" section of the Fund's prospectus, BlackRock has contractually agreed to waive and/or reimburse fees or expenses to limit Total Annual Fund Operating Expenses After Fee Waivers and/or Expense Reimbursements (excluding Dividend Expense, Interest Expense, Acquired Fund Fees and Expenses, and certain other Fund expenses) to 1.50% (for Investor C1 Shares) of average daily net assets until May 1, 2017. The contractual agreement may be terminated upon 90 days' notice by a majority of the non-interested trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund.

IN THE TABLE IMMEDIATELY BELOW THE NINTH PARAGRAPH UNDER THE SECTION OF THE PROSPECTUS FOR INVESTOR AND INSTITUTIONAL SHARES ENTITLED "MANAGEMENT OF THE FUNDS--BLACKROCK," THE INFORMATION RELATING TO THE FUND IS DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:

                                                        TOTAL ANNUAL FUND
                            CONTRACTUAL CAPS/1/ ON    OPERATING EXPENSES/2/
                              TOTAL ANNUAL FUND     AFTER GIVING EFFECT TO ALL
                            OPERATING EXPENSES/2/       APPLICABLE EXPENSE
                             (EXCLUDING DIVIDEND      LIMITATION PROVISIONS
                              EXPENSE, INTEREST        (EXCLUDING DIVIDEND
                            EXPENSE, ACQUIRED FUND      EXPENSE, INTEREST
                            FEES AND EXPENSES AND     EXPENSE, ACQUIRED FUND
                                CERTAIN OTHER         FEES AND EXPENSES AND
                                FUND EXPENSES)     CERTAIN OTHER FUND EXPENSES)
                            ---------------------- ----------------------------
STRATEGIC GLOBAL BOND FUND
Investor A Shares                    0.95%                     0.98%
Investor C Shares                    1.70%                     1.73%
Institutional Shares                 0.70%                     0.73%

/1/ The contractual caps are in effect until May 1, 2017. The contractual agreements may be terminated upon 90 days notice by a majority of the non-interested trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund.
/2/  As a percentage of average daily net assets.

THE FOLLOWING IS ADDED IMMEDIATELY BELOW THE SIXTH PARAGRAPH UNDER THE SECTION OF THE PROSPECTUS FOR INVESTOR C1 SHARES ENTITLED "MANAGEMENT OF THE FUND--BLACKROCK":

BlackRock has agreed to cap net expenses (excluding (i) interest, taxes, dividends tied to short sales, brokerage commissions, and other expenditures which are capitalized in accordance with generally accepted accounting principles; (ii) expenses incurred directly or indirectly by the Fund as a result of investments in other investment companies and pooled investment vehicles; (iii) other expenses attributable to, and incurred as a result of, the Fund's investments; and (iv) other extraordinary expenses (including litigation expenses) not incurred in the ordinary course of the Fund's business, if any) of each share class of the Fund at the levels shown below in a Fund's fees and expenses table in the Fund Overview section of this prospectus. Items (i), (ii), (iii) and (iv) in the preceding sentence are referred to in this prospectus as "Dividend Expense, Interest Expense, Acquired Fund Fees and Expenses and certain other Fund expenses." To achieve these expense caps, BlackRock has agreed to waive and/or reimburse fees or expenses if these operating expenses exceed a certain limit.

With respect to the Fund, BlackRock has contractually agreed to waive and/or reimburse fees or expenses in order to limit Total Annual Fund Operating Expenses to the amounts noted in the table below.

                                                        TOTAL ANNUAL FUND
                            CONTRACTUAL CAPS/1/ ON    OPERATING EXPENSES/2/
                              TOTAL ANNUAL FUND     AFTER GIVING EFFECT TO ALL
                            OPERATING EXPENSES/2/       APPLICABLE EXPENSE
                             (EXCLUDING DIVIDEND      LIMITATION PROVISIONS
                              EXPENSE, INTEREST        (EXCLUDING DIVIDEND
                            EXPENSE, ACQUIRED FUND      EXPENSE, INTEREST
                            FEES AND EXPENSES AND     EXPENSE, ACQUIRED FUND
                                CERTAIN OTHER         FEES AND EXPENSES AND
                                FUND EXPENSES)     CERTAIN OTHER FUND EXPENSES)
STRATEGIC GLOBAL BOND FUND
Investor C1 Shares                   1.50%                     1.53%

/1/ The contractual caps are in effect until May 1, 2017. The contractual agreements may be terminated upon 90 days notice by a majority of the non-interested trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund.
/2/  As a percentage of average daily net assets.

EFFECTIVE ON SEPTEMBER 1, 2015, THE FOLLOWING CHANGES WERE MADE TO THE FUND'S
-----------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION.
------------------------------------

CHANGE IN THE FUND'S NAME

The BlackRock World Income Fund is renamed the BlackRock Strategic Global Bond Fund. References to the "World Income Fund" are replaced with "Strategic Global Bond Fund."

ADOPTION OF 80% INVESTMENT POLICY

THE SECTION OF THE STATEMENT OF ADDITIONAL INFORMATION ENTITLED "INVESTMENT OBJECTIVES AND POLICIES" IS AMENDED TO ADD THE FOLLOWING SENTENCE AT THE END OF THE THIRD PARAGRAPH FOLLOWING THE TABLE:

Under normal circumstances, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in bonds and related derivative instruments with similar economic characteristics.

CHANGE IN THE FUND'S PERFORMANCE BENCHMARKS

ALL REFERENCES TO THE "J.P. MORGAN GLOBAL GOVERNMENT BOND BROAD INDEX" IN THE SECTION OF THE STATEMENT OF ADDITIONAL INFORMATION ENTITLED "INVESTMENT OBJECTIVES AND POLICIES" ARE REPLACED WITH THE "BARCLAYS GLOBAL AGGREGATE BOND INDEX."

CHANGE IN THE FUND'S PORTFOLIO MANAGEMENT TEAM

THE PARAGRAPH UNDER THE SECTION OF THE STATEMENT OF ADDITIONAL INFORMATION ENTITLED "MANAGEMENT AND ADVISORY ARRANGEMENTS--INFORMATION REGARDING THE PORTFOLIO MANAGERS" IS DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:

Rick Rieder, Scott Thiel, Amer Bisat, Martin Hegarty and Bob Miller are the portfolio managers and are jointly and primarily responsible for the day-to-day management of the Fund's portfolio.

THE TABLE UNDER THE SUBSECTION OF THE STATEMENT OF ADDITIONAL INFORMATION ENTITLED "MANAGEMENT AND ADVISORY ARRANGEMENTS--INFORMATION REGARDING THE PORTFOLIO MANAGERS--OTHER FUNDS AND ACCOUNTS MANAGED" IS UPDATED WITH THE FOLLOWING INFORMATION:

                       NUMBER OF OTHER ACCOUNTS MANAGED AND     NUMBER OF OTHER ACCOUNTS AND ASSETS FOR
                              ASSETS BY ACCOUNT TYPE            WHICH ADVISORY FEE IS PERFORMANCE-BASED
                   -------------------------------------------- --------------------------------------
                       OTHER                                      OTHER
                     REGISTERED    OTHER POOLED                 REGISTERED  OTHER POOLED
NAME OF              INVESTMENT     INVESTMENT       OTHER      INVESTMENT   INVESTMENT      OTHER
PORTFOLIO MANAGER    COMPANIES       VEHICLES       ACCOUNTS    COMPANIES     VEHICLES      ACCOUNTS
-----------------  -------------- -------------- -------------- ----------  ------------ --------------
Rick Rieder*             10             11             3             0            0            1
                   $48.91 Billion $2.23 Billion  $2.62 Billion      $0           $0      $226.8 Million
Amer Bisat*              12             8              1             0            0            0
                   $48.92 Billion $12.01 Billion $422.4 Million     $0           $0            $0
Martin Hegarty*          12             6              33            0            0            3
                   $8.60 Billion  $528.9 Million $18.39 Billion     $0           $0      $132.1 Million
Bob Miller*              13             8              1             0            0            0
                   $49.85 Billion $10.70 Billion $2.00 Billion      $0           $0            $0

*  Information is as of June 30, 2015

THE FIRST SENTENCE UNDER THE SUBSECTION OF THE STATEMENT OF ADDITIONAL INFORMATION ENTITLED "MANAGEMENT AND ADVISORY ARRANGEMENTS--INFORMATION REGARDING THE PORTFOLIO MANAGERS--PORTFOLIO MANAGER COMPENSATION OVERVIEW" IS DELETED AND REPLACED WITH THE FOLLOWING:

The discussion below describes the portfolio managers' compensation as of June 30, 2015.

THE LAST SENTENCE UNDER THE SUBSECTION OF THE STATEMENT OF ADDITIONAL INFORMATION ENTITLED "MANAGEMENT AND ADVISORY ARRANGEMENTS--INFORMATION REGARDING THE PORTFOLIO MANAGERS--PORTFOLIO MANAGER COMPENSATION
OVERVIEW--DISCRETIONARY INCENTIVE COMPENSATION" IS DELETED AND REPLACED WITH THE FOLLOWING:

With respect to the portfolio managers, such benchmarks for the Fund and other accounts are as follows:

 Portfolio Manager                      Applicable Benchmarks
 -----------------                      ---------------------
 Rick Rieder                            A combination of market-based indices
                                        (e.g., Barclays U.S. Aggregate Bond
                                        Index), certain customized indices
                                        and certain fund industry peer groups.

 Scott Thiel                            A combination of indices including
                                        JPM Govt Bond index & Citi non-U.S.
                                        World Govt bond index.

 Amer Bisat                             A combination of market-based indices
                                        (e.g., EMBI Global Non-Diversified
                                        Index) and certain fund industry peer
                                        groups.

 Martin Hegarty                         A combination of market-based indices
                                        (e.g., Barclays Capital US TIPS
                                        Index, Barclays World Government
                                        Inflation Linked Bond Index), certain
                                        customized indices and certain fund
                                        industry peer groups.

 Bob Miller                             A combination of market-based indices
                                        (e.g., Barclays U.S. Aggregate Bond
                                        Index), certain customized indices
                                        and certain fund industry peer groups.

THE LAST SENTENCE UNDER THE SUBSECTION OF THE STATEMENT OF ADDITIONAL INFORMATION ENTITLED "MANAGEMENT AND ADVISORY ARRANGEMENTS--INFORMATION REGARDING THE PORTFOLIO MANAGERS--PORTFOLIO MANAGER COMPENSATION
OVERVIEW--DISTRIBUTION OF DISCRETIONARY INCENTIVE COMPENSATION--LONG-TERM INCENTIVE PLAN AWARDS" IS DELETED AND REPLACED WITH THE FOLLOWING:

The portfolio managers of the Fund have unvested long-term incentive awards.

THE SECTION OF THE STATEMENT OF ADDITIONAL INFORMATION ENTITLED "MANAGEMENT AND ADVISORY ARRANGEMENTS--INFORMATION REGARDING THE PORTFOLIO MANAGERS--PORTFOLIO MANAGER COMPENSATION OVERVIEW--DISTRIBUTION OF DISCRETIONARY INCENTIVE COMPENSATION--DEFERRED COMPENSATION PROGRAM" IS UPDATED WITH THE FOLLOWING
PARAGRAPH:

DEFERRED COMPENSATION PROGRAM--A portion of the compensation paid to eligible United States-based BlackRock employees may be voluntarily deferred at their election for defined periods of time into an account that tracks the performance of certain of the firm's investment products. Any portfolio manager who is either a managing director or director at BlackRock with compensation above a specified threshold is eligible to participate in the deferred compensation program. Messrs. Rieder, Bisat, Hegarty and Miller are eligible to participate in this plan.

THE LAST SENTENCE UNDER THE SUBSECTION OF THE STATEMENT OF ADDITIONAL INFORMATION ENTITLED "MANAGEMENT AND ADVISORY ARRANGEMENTS--INFORMATION REGARDING THE PORTFOLIO MANAGERS--PORTFOLIO MANAGER COMPENSATION

OVERVIEW--OTHER COMPENSATION BENEFITS--INCENTIVE SAVINGS PLANS" IS DELETED AND REPLACED WITH THE FOLLOWING:

Messrs. Rieder, Bisat, Hegarty and Miller are eligible to participate in these plans.

THE SECTION OF THE STATEMENT OF ADDITIONAL INFORMATION ENTITLED "MANAGEMENT AND ADVISORY ARRANGEMENTS--INFORMATION REGARDING THE PORTFOLIO MANAGERS--PORTFOLIO MANAGER COMPENSATION OVERVIEW--OTHER COMPENSATION BENEFITS" IS AMENDED TO ADD THE FOLLOWING AT THE END OF THE SECTION:

INCENTIVE SAVINGS PLANS FOR UNITED KINGDOM-BASED PORTFOLIO MANAGERS--United Kingdom-based portfolio managers are also eligible to participate in broad-based plans offered generally to BlackRock employees, including broad-based retirement, health and other employee benefit plans. For example, BlackRock has created a variety of incentive savings plans in which BlackRock employees are eligible to participate, including the BlackRock Retirement Savings Plan (RSP) and the BlackRock Employee Stock Purchase Plan (ESPP). The employer contribution to the RSP is between 6% to 15% (dependent on service related entitlement) of eligible pay capped at (Pounds)150,000 per annum. The RSP offers a range of investment options, including several collective investment funds managed by the firm. BlackRock contributions follow the investment direction set by participants for their own contributions or, in the absence of an investment election being made, are invested into a target date fund that corresponds to, or is closest to, the year in which the participant attains age 65. The ESPP allows for investment in BlackRock common stock at a 5% discount on the fair market value of the stock on the purchase date. Annual participation in the ESPP is limited to the purchase of 1,000 shares of common stock or a US dollar value of $25,000 based on its fair market value on the purchase date. Mr. Thiel is eligible to participate in these plans.

THE TABLE UNDER THE SUBSECTION OF THE STATEMENT OF ADDITIONAL INFORMATION ENTITLED "MANAGEMENT AND ADVISORY ARRANGEMENTS--INFORMATION REGARDING THE PORTFOLIO MANAGERS--PORTFOLIO MANAGER BENEFICIAL HOLDINGS" IS UPDATED WITH THE FOLLOWING INFORMATION:

                                                   DOLLAR RANGE OF
                                                  EQUITY SECURITIES
                                                    BENEFICIALLY
           PORTFOLIO MANAGER                          OWNED/1/
 -------------------------------------  -------------------------------------
             Rick Rieder*                               None
              Amer Bisat*                               None
            Martin Hegarty*                             None
              Bob Miller*                               None

/1/ Includes securities attributable to the portfolio manager's participation in certain deferred compensation and retirement programs.
*    Information is as of June 30, 2015.

THE LAST TWO SENTENCES UNDER THE SUBSECTION OF THE STATEMENT OF ADDITIONAL INFORMATION ENTITLED "MANAGEMENT AND ADVISORY ARRANGEMENTS--INFORMATION REGARDING THE PORTFOLIO MANAGERS--PORTFOLIO MANAGER POTENTIAL MATERIAL CONFLICTS OF INTEREST" ARE DELETED AND REPLACED WITH THE FOLLOWING:

It should also be noted that Messrs. Rieder, Thiel, Hegarty and Miller may be managing hedge fund and/or long only accounts, or may be part of a team managing hedge fund and/or long only accounts, subject to incentive fees. Messrs. Rieder, Thiel, Hegarty and Miller may therefore be entitled to receive a portion of any incentive fees earned on such accounts.

CONTRACTUAL EXPENSE CAPS

THE FOLLOWING REPLACES FOOTNOTE 2 TO THE TABLE AT THE TOP OF PAGE I-19 OF THE STATEMENT OF ADDITIONAL INFORMATION:

BlackRock has contractually agreed to waive and/or reimburse fees or expenses to limit Total Annual Fund Operating Expenses After Fee Waivers and/or Expense Reimbursements (excluding Dividend Expense, Interest

Expense, Acquired Fund Fees and Expenses, and certain other Fund expenses) to 0.95% (for Investor A Shares), 1.70% (for Investor C Shares), 0.70% (for Institutional Shares), and 1.50% (for Investor C1 Shares) of average daily net assets until May 1, 2017. The contractual agreement may be terminated upon 90 days' notice by a majority of the Independent trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund.

                                     - 8 -